Exhibit 5.1

April 15, 2011

Dynex Capital, Inc.

4991 Lake Brook Drive, Suite 100

Glen Allen, Virginia 23060

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Dynex Capital, Inc., a Virginia corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities with a proposed maximum aggregate offering price of up to $500,000,000: (1) shares of common stock, $0.01 par value per share (the “Common Stock”); (2) shares of preferred stock, $0.01 par value per share, to be issued in one or more series (the “Preferred Stock”); (3) debt securities, in one or more series, any series of which may be either senior debt securities or subordinated debt securities (collectively, the “Debt Securities”); (4) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); (5) shareholder rights (the “Shareholder Rights”) to purchase shares of Common Stock, shares of Preferred Stock or Units (as defined below); and (6) units (the “Units”) consisting of two or more of shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants or Shareholder Rights. The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Shareholder Rights and the Units are collectively referred to herein as the “Offered Securities.”

The Offered Securities will be sold or delivered from time to time in amounts, at prices and on terms to be determined at the time of the offering as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (each, a “Prospectus Supplement”). The Debt Securities will be issued under one or more indentures (each, an “Indenture”), applicable forms of which will be filed by amendment or incorporated by reference in the Registration Statement in connection with the offering of any Debt Securities, as appropriate.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders,

ATLANTA    CHICAGO    HONG KONG    LONDON    NEW YORK    NEWARK    NORFOLK    ORANGE COUNTY    PORTLAND    RALEIGH    RICHMOND    SAN DIEGO    SHANGHAI    TYSONS CORNER    VIRGINIA BEACH    WASHINGTON, DC

Dynex Capital, Inc.

April 15, 2011

opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinion set forth herein, including (i) the corporate and organizational documents of the Company, including the Restated Articles of Incorporation, as amended to date (the “Restated Articles”), and the Amended and Restated Bylaws of the Company, as amended to date (ii) the resolutions (the “Resolutions”) of the Board of Directors of the Company (the “Board”) with respect to the offering and issuance of the Offered Securities and certain related matters and (iii) the Registration Statement and exhibits thereto, including the Prospectus.

For purposes of the opinions expressed below, we have assumed (1) the authenticity of all documents submitted to us as originals, (2) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (3) the legal capacity of natural persons, (4) the genuineness of signatures not witnessed by us, (5) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof and (6) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

We have further assumed, at and prior to the time of the sale and delivery of any Offered Securities pursuant to the Registration Statement, (i) the Board will have duly established the rights, powers, privileges and preferences and other terms, if any, of any class or series, as applicable, of the Offered Securities and that such rights, powers, privileges and preferences and other terms, if any, as established will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (ii) Offered Securities that constitute Common Stock, Preferred Stock or Offered Securities in respect of underlying Common Stock or Preferred Stock, as applicable, will be authorized for issuance under the articles of incorporation of the Company that have not otherwise been issued or reserved for issuance; (iii) the Registration Statement, as finally amended (including all necessary post-effective amendments thereto), will have become effective under the Securities Act and no stop order suspending its effectiveness will have been issued and remain in effect; (iv) an appropriate Prospectus Supplement or term sheet with respect to the Offered Securities will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; and (v) if the Offered Securities are being sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities will have been duly authorized, executed and delivered by the Company and the other parties thereto.

We have also assumed that the Offered Securities will not be issued or transferred in violation of the restrictions on ownership and transfer set forth in Article VI of the Restated Articles.

We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect to the Offered Securities or as to the effect that the Company’s performance of such obligations may have upon any of the matters referenced herein.

The opinions expressed below relating to whether the Offered Securities described therein will be legal, valid and binding obligations of the Company are subject to the exception that enforcement thereof may be limited by (1) applicable bankruptcy, insolvency, fraudulent

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conveyance, reorganization, liquidation, receivership, conservatorship, readjustment of debt, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and general principles of materiality, reasonableness, good faith and fair dealing; (2) the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law; (3) public policy considerations that may limit the rights of the parties to obtain further remedies; and (iv) the waiver of any usury defense contained in any Indenture that may be unenforceable.

Based on the foregoing, and subject to all of the other assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. With respect to any Common Stock (including any Common Stock issued upon the exchange or conversion of Debt Securities or Preferred Stock that are exchangeable for or convertible into Common Stock or upon the exercise of Warrants) to be offered pursuant to the Registration Statement (the “Offered Common Stock”), when (1) the Offered Common Stock has been duly authorized by the Board; (2) the Offered Common Stock has been duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement or term sheet relating thereto; (3) in the case of any Offered Common Stock to be issued under any Warrants, due exercise of and payment of the exercise price specified in such Warrants has occurred; and, (4) in the case of any Offered Common Stock to be issued upon the exchange or conversion of Debt Securities or Preferred Stock that are exchangeable for or convertible into Common Stock, due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments has occurred, the Offered Common Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and non-assessable.

2. With respect to any Preferred Stock (including any Preferred Stock issued upon the exchange or conversion of Debt Securities that are exchangeable for or convertible into Preferred Stock or upon the exercise of any Warrants) to be offered pursuant to the Registration Statement (the “Offered Preferred Stock”), when (1) the Offered Preferred Stock has been duly authorized by the Board; (2) appropriate articles of amendment with respect to such Preferred Stock have been filed and deemed effective; (3) the Offered Preferred Stock has been duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement or term sheet relating thereto; (4) in the case of any Offered Preferred Stock to be issued under any Warrants, due exercise of and payment of the exercise price specified in such Warrants has occurred; and, (5) in the case of any Offered Preferred Stock to be issued upon the exchange or conversion of Debt Securities that are exchangeable for or convertible into Preferred Stock, due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments has occurred, the Offered Preferred

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April 15, 2011

Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued and will be fully paid and non-assessable.

3. With respect to any Debt Securities (including any Debt Securities issued upon the exercise of any Warrants) to be offered pursuant to the Registration Statement (the “Offered Debt Securities”), when (1) the Offered Debt Securities have been duly authorized by the Board; (2) the Indenture relating to such Offered Debt Securities has been qualified under the Trust Indenture Act of 1939, as amended, and such Indenture has been duly authorized, executed and delivered by the Company and the trustee named in such Indenture; (3) the Offered Debt Securities have been duly executed and countersigned in accordance with the applicable Indenture and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement or term sheet relating thereto; and, (4) in the case of any Offered Debt Securities to be issued under any Warrants, due exercise of and payment of the exercise price specified in such Warrants has occurred, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to any Warrants to be offered pursuant to the Registration Statement (the “Offered Warrants”), when (1) the execution and delivery of a Warrant agreement related to the Offered Warrants (each, a “Warrant Agreement”) has been duly authorized by the Board; (2) the Warrant Agreement has been duly executed and delivered on behalf of the Company and the warrant agent named therein, if any; and (3) the Warrants have been duly executed, issued and delivered against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement or term sheet relating thereto, the Warrants, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to any Shareholder Rights to be offered pursuant to the Registration Statement (the “Offered Shareholder Rights”), when (1) the Offered Shareholder Rights and the Offered Securities into which the Offered Shareholder Rights are exercisable have been duly authorized by the Board, (2) a rights agreement relating to the Offered Shareholder Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (3) the terms of the Offered Shareholder Rights and of their issuance and sale have been duly established in conformity with the applicable rights agreement; and (4) the Offered Shareholder Rights have been duly executed, delivered and countersigned in accordance with the provisions of the applicable rights agreement and issued and sold in the applicable form to be

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filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any Prospectus Supplement or term sheet relating thereto, the Offered Shareholder Rights, when issued and sold in accordance with the applicable rights agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to any Units to be offered pursuant to the Registration Statement (the “Offered Units”), when (1) the Offered Units and the underlying shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants or Shareholder Rights and the Offered Securities into which such Shareholder Rights are exercisable have been duly authorized by the Board; (2) the Units have been, if required, duly executed, issued and delivered against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement or term sheet relating thereto, (3) appropriate articles of amendment with respect to the applicable series of Preferred Stock, if any, have been filed and deemed effective; (4) the Indenture relating to the applicable series of Debt Securities, if any, has been qualified under the Trust Indenture Act of 1939, as amended, and such Indenture has been duly authorized, executed and delivered by the Company and the trustee named in such Indenture; (5) the execution and delivery of a Warrant Agreement related to the Warrants, if any, has been duly authorized by the Board, and such Warrant Agreement has been duly executed and delivered on behalf of the Company and the warrant agent named therein, if any; (6) a rights agreement relating to the Shareholder Rights, if any, has been duly authorized, executed and delivered by the Company and the other parties thereto; and (7) when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement will be, as applicable, duly authorized, validly issued, fully paid and nonassessable, or, as appropriate, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We are members of the bar of the Commonwealth of Virginia and are not purporting to be experts on, or generally familiar with, or qualified to express legal conclusions based upon, laws of any state or jurisdiction other than the Commonwealth of Virginia and the federal laws of the United States of America, and we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities or blue sky laws of any state (including, without limitation, Virginia), municipal law or the laws of any local agencies within any state (including, without limitation, Virginia). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.

Dynex Capital, Inc.

April 15, 2011

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the aforesaid prospectus and Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Troutman Sanders LLP